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GOLD BANC CORPORATION, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held April 25, 2001

    The Annual Meeting of Stockholders of Gold Banc Corporation, Inc. (the "Company") will be held in Pavilion I at the Fairmont, 401 Ward Parkway, Country Club Plaza, Kansas City, Missouri on April 25, 2001, at 10:00 a.m. local time for the following purpose:

  1.
  To elect four Class II Directors to serve for a term of three years.

  2.
  To transact such other business as may properly come before the meeting.

    The Board of Directors has fixed the close of business on March 26, 2001 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting and any postponements and adjournments thereof.

    You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please sign and date the enclosed proxy and promptly return it in the envelope provided. No postage is necessary if mailed in the United States. If you are a stockholder of record and attend the meeting, you may revoke your proxy by voting in person. We look forward to seeing you at the meeting.

                      By Order of the Board of Directors,

                      GOLD BANC CORPORATION, INC.

                      Keith E. Bouchey
                       Corporate Secretary

Leawood, Kansas
April 2, 2001

GOLD BANC CORPORATION, INC.
11301 Nall Avenue
Leawood, Kansas 66211

PROXY STATEMENT
for
Annual Meeting of Stockholders
to be held April 25, 2001

GENERAL INFORMATION

     This proxy statement is being furnished to the stockholders of Gold Banc Corporation, Inc., a Kansas corporation (the "Company"), in connection with the Annual Meeting of Stockholders to be held at The Fairmont, 401 Ward Parkway, Country Club Plaza, Kansas City, Missouri at 10:00 a.m. on Wednesday, April 25, 2001. This proxy statement was first mailed on or about April 2, 2001 to all shareholders entitled to vote at the Annual Meeting.

    The Company's Board of Directors is soliciting proxies in order to provide every stockholder with an opportunity to vote on all matters scheduled to come before the Annual Meeting and to be able to transact business at the meeting. Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy solicited here by the Company's Board of Directors. Upon execution and return of the enclosed proxy, the shares represented by it will be voted by the persons designated therein as proxies, in accordance with the stockholder's directions. A stockholder may vote on a matter by marking the appropriate box on the proxy or, if no box is marked for a specific matter, the shares will be voted as recommended by the Board of Directors on that matter.

    The enclosed proxy may be revoked at any time before it is voted by (a) so notifying the Secretary of the Company in writing, (b) exercising a proxy of a later date and delivering such later proxy to the Corporate Secretary of the Company prior to the Annual Meeting or (c) attending the Annual Meeting and voting in person. Unless the proxy is revoked or is received in a form that renders it invalid, the shares represented by it will be voted in accordance with the instructions contained therein.

    Employees of the Company and its affiliates who participate in either the Gold Banc Corporation, Inc. Employee Stock Ownership Plan and Trust or the Gold Banc Corporation, Inc. Employee's 401(k) Plan may vote shares of common stock of the Company credited to their account by instructing Gold Trust Company, St. Joseph, Missouri, the trustee of the plans. The proxy card will serve as the instruction card. The trustees of each plan will vote such shares in accordance with duly executed instructions received by April 20, 2001. The trustee at its discretion will vote shares credited to a participant's account for which no instructions are received. Each participant may revoke previously given voting instructions by filing with the trustee a written notice to that effect by April 20, 2001.

    The Company will bear the cost of solicitation of proxies, which will be principally conducted by mail; however, certain officers of the Company may also solicit proxies by telephone, internet, facsimile or personal interview. Such cost may also include ordinary charges and expenses of brokerage firms and others for forwarding soliciting material to beneficial owners.

    On March 26, 2001, the record date for determining stockholders entitled to vote at the Annual Meeting and any postponements and adjournments thereof, the Company will have outstanding and entitled to vote approximately 36,700,000 shares of common stock, par value $1.00 per share (the "Common Stock"). Each outstanding share of Common Stock entitles the record holder to one vote.

CERTAIN BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

    The following table sets forth information as of March 8, 2001 concerning the shares of Common Stock beneficially owned by (a) each person known by the Company to be the beneficial owner of 5% or more of the Company's outstanding Common Stock, (b) each of the directors and nominees for election as a director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table and (d) all directors, nominees and executive officers of the Company as a group. Unless otherwise indicated, the named beneficial owner has sole voting and investment power over the shares listed.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Michael W. Gullion(1)	1,987,326	5.33%
Donald C. McNeill(2)	1,327,996	3.56%
William R. Hagman, Jr.(3)	870,107	2.33%
J. Gary Russ(4)	339,765	*
William F. Wright(5)	331,520	*
Allen D. Petersen(5)(6)	321,156	*
William Randon(7)	195,632	*
D. Patrick Curran(8)	185,192	*
Keith E. Bouchey(9)	99,361	*
Malcolm M. Aslin(10)	61,519	*
John R. Price(11)	56,086	*
Joseph F. Smith(12)	20,500	*
E. Miles Prentice, III(13)	4,000	*
Directors, nominees and executive officers as a group (13 persons)	5,209,984	13.99%

*
Less than 1%.

(1)
Includes: (a) 1,107,892 shares for which Mr. William Wallman, Michael W. Gullion's father-in-law, Mr. Petersen, Mr. Wright or The Lifeboat Foundation are the record owners and that are subject to the terms of agreements granting Mr. Gullion voting control over such shares; (b) 1,422 shares owned by Mr. Gullion's wife, as custodian for their children under the Kansas Uniform Transfers to Minors Act; (c) 711 shares owned by Mr. Gullion's child; and (d) 245,000 shares that can be acquired pursuant to options.

(2)
Includes: (a) 47,958 shares held in irrevocable trusts for Mr. McNeill's children, (b) 81,101 shares held by McNeill family corporations, and (c) 7,500 shares that can be acquired pursuant to options.

(3)
Includes: (a) the following record owners that are subject to the terms of proxies granting Mr. Hagman the right to vote the shares: 130,982 shares owned by Dorothy F. Hagman, Trustee u/t/a 9/13/82; 1,000 shares owned by Phyllis Estrada, Trustee u/t/a 9/3/82; 176,474 shares owned by John R. Hagman, Trustee u/t/a 12/19/97; 72,825 shares owned by Susan G. Hagman, Trustee u/t/a 12/19/97; 125,000 shares owned by Sharon R. Redmond and Richard I. Redmond, JTWROS; 13,000 shares owned by Hagman Associates, L.P., of which Mr. Hagman is Managing Partner; 2,360 shares owned by H&H Investment Partnership, of which Mr. Hagman is a partner; 100,001 shares owned by the Hagman Family Irrevocable Trust #1, of which Mr. Hagman is co-trustee; and 117,649 shares owned by the Hagman Family Irrevocable Trust #2, of which Mr. Hagman is co-trustee; (b) 118,316 shares owned by William R. Hagman, Jr., Trustee u/t/a 12/19/86; and (c) 12,500 shares that can be acquired pursuant to options.

(4)
Includes: (a) 47,374 shares owned by J. Gary Russ, Christine Russ and Russ Citrus Groves as joint tenants, (b) 25,810 shares owned by J. Gary Russ and Cathryne Russ as joint tenants, (c) 826 shares owned by Mr. Russ's spouse, (c) 94,995 shares owned by Russ Citrus Groves, Ltd., and (d) 18,768 shares that can be acquired pursuant to options.

(5)
Subject to the terms of an agreement granting Mr. Gullion voting control over such shares; includes 17,500 shares that can be acquired pursuant to options.

(6)
303,656 of these shares are owned by The Lifeboat Foundation. Mr. Petersen is one of three directors of The Lifeboat Foundation. The Lifeboat Foundation has granted Mr. Gullion an irrevocable proxy to vote each of these shares. Mr. Petersen disclaims beneficial ownership of the shares owned by The Lifeboat Foundation.

(7)
Includes 2,500 shares that can be acquired pursuant to options.

(8)
Includes: (a) 74,140 shares in irrevocable trusts for Mr. Curran's children, and (b) 7,500 shares that can be acquired pursuant to options.

(9)
Includes: (a) 32,000 shares held in the name of Holyrood Bancshares, Inc., of which Mr. Bouchey is a director, officer and stockholder; (b) 1,200 shares owned by Mr. Bouchey's children; and (c) 52,500 shares that can be acquired pursuant to options.

(10)
Includes: (a) 630 shares held by Mr. Aslin's spouse, and (b) 52,500 shares that can be acquired pursuant to options.

(11)
Includes: (a) 3,900 shares owned by Mr. Price's children, (b) 13,640 shares held in a self-directed IRA, and (c) 17,500 shares that can be acquired pursuant to options.

(12)
Includes: (a) 8,000 shares owned by a trust in which Mr. Smith is the beneficiary, and (b) 12,500 shares that can be acquired pursuant to options.

(13)
Includes 1,000 shares owned by Mr. Prentice's spouse.

    Mr. Gullion has entered into an agreement, as amended, with Mr. Wallman pursuant to which Mr. Wallman has granted to Mr. Gullion an irrevocable proxy to vote all shares of Common Stock owned or subsequently acquired by Mr. Wallman. The agreement also grants to Mr. Gullion: (a) a 180-day first right of refusal in the event Mr. Wallman receives a bona fide offer from a third party to purchase some or all of the shares of Common Stock held by Mr. Wallman or certain permitted transferees to whom Mr. Wallman may transfer shares; and (b) in the event Mr. Wallman dies, a 180-day option to purchase some or all of the shares of Common Stock held by Mr. Wallman or certain permitted transferees to whom Mr. Wallman may transfer shares. This agreement terminates on the earlier to occur of: (a) the date Mr. Gullion ceases to be Chairman and/or Chief Executive Officer of the Company; or (b) six months after Mr. Wallman's death.

    Mr. Gullion has also entered into an agreement, as amended, with Mr. Wright, Mr. Petersen and The Lifeboat Foundation pursuant to which Mr. Wright, Mr. Petersen and The Lifeboat Foundation have granted to Mr. Gullion an irrevocable proxy to vote all shares of Common Stock owned or subsequently acquired by Mr. Wright, Mr. Petersen or The Lifeboat Foundation. Such proxy continues until the earlier of: (a) the date Mr. Gullion ceases to be Chairman and/or Chief Executive Officer of the Company; or (b) termination of the agreement as described below. The agreement grants to Mr. Gullion a 90-day first right of refusal in the event either Mr. Wright, Mr. Petersen or The Lifeboat Foundation receives a bona fide offer from a third party to purchase, or proposes to sell on the public market, some or all of the shares of Common Stock held by such individual or by certain permitted transferees to whom such individual may transfer shares. The agreement also grants to Mr. Wright and Mr. Petersen a 90-day first right of refusal in the event Mr. Gullion receives a bona fide offer from a third party to purchase, or proposes to sell on the public market, some or all of the shares of Common Stock held by Mr. Gullion or certain permitted transferees to whom Mr. Gullion may transfer shares. The agreement terminates in 2006.

COMPENSATION OF DIRECTORS AND EXECUTIVES

Compensation of Directors

    Non-employee directors of the Company in 2000 received $8,000 annually, $1,000 per meeting attended, $500 per telephonic meeting and options to purchase 5,000 shares and 2,500 shares of the Company's common stock (for tenured or new directors, respectively, at an exercise price of $7.25 per share) for serving on the Board of Directors. In addition, the Company reimburses directors for expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof. Employees of the Company receive no additional compensation for serving as a director.

Compensation Committee Report on Executive Compensation

    The Compensation Committee (the "Committee") is composed of Allen D. Petersen and William F. Wright. The Committee is responsible for setting and administering executive officers' salaries and the annual bonus and long-term incentive plans that govern the compensation paid to executives of the Company and recommending option grants to the Board of Directors.

Compensation Philosophy

    The Company's compensation programs are designed to provide executives with a competitive base salary and with incentives linked to the performance of the Company and the individual. The Committee previously engaged the services of an independent compensation consultant to assist it and has developed the following guidelines for establishing executive compensation:

    Competitiveness:  Base salaries for executives should be reasonably commensurate with those paid by comparable companies.

    Entrepreneurialism:  Each executive will have the opportunity to earn total annual compensation, including bonuses, at approximately the 75thpercentile of comparable companies.

    Long-Term Incentives:  In order to create a sense of executive ownership in and commitment to the Company, the Committee has adopted a stock option plan that provides executives stock options.

    The Committee selects comparable companies for purposes of determining competitive compensation levels based upon their size, industry and other factors the Committee considers appropriate. These companies may or may not be included in computing the indices used to prepare the common stock performance graph on page 15 of this proxy statement.

Annual Compensation

    Total annual cash compensation for executive officers of the Company consists of a base salary and a potential annual cash bonus based upon a target incentive opportunity established each year by the Committee.

    The Committee approves the base salary of each executive officer on a subjective basis at a level believed to be sufficient to attract and retain qualified individuals. In making this determination, the Committee considers the executive's performance, salary levels at other competing businesses and the Company's performance. In approving salaries and incentive bonus plan payments for 2000, the Committee considered, among other matters, the Company's performance during 1999 and the compensation of similar level executives employed by comparable companies for which information was available, although the Committee did not target compensation to any particular group of these companies. The factors impacting base salary levels are not independently assigned specific weights but are subjectively considered by the Committee.

    The incentive bonus plan for executive officers consists of various objective and subjective criteria related to areas for which each such executive has responsibility as well as for Company wide performance. Under the incentive bonus plan, each executive has a target bonus percentage with an opportunity to earn up to a maximum amount approved by the Committee. The target and maximum incentive bonus opportunity is stated as a percentage of base salary. The percentage increases relative to the executive's level of responsibility within the Company. The Committee believes that this structure is appropriate given that an executive's ability to affect the overall performance of the Company increases with the level of responsibility. For executives other than the Chief Executive Officer and Chief Operating Officer, the executive's target incentive bonus ranges from 10% to 30% of base salary, depending upon the executive's level. The maximum amount of bonus is 100% of base salary for each of the Chief Executive Officer and Chief Operating Officer.

    In April 2000, the Committee set Mr. Gullion's base salary at $350,000. His 2000 compensation also included $250,000 in payments earned under the Company's incentive bonus plan. This bonus was based largely upon the Company's success during 1999 as measured by favorable growth in the Company's assets and acquisitions made during that year. For 2001, Mr. Gullion's base salary will remain $350,000.

Long-Term Incentive Compensation

    The Board of Directors and the Company believe that stock options create a mutuality of interests between the Company's executive officers, employees and stockholders. The long-term incentive compensation for executive officers has consisted of awards of stock options granted under the Company's 1996 Equity Compensation Plan, as amended (the "Plan"). The Plan provides option recipients the right to purchase shares of Common Stock at a specified exercise price. All stock options issued to executive officers generally have exercise prices equal to the fair market value of the Common Stock on the date of the option grant. The number of options awarded to each executive was determined by reference to the group of comparable companies described above.

Committee Members

Allen D. Petersen

William F. Wright

Compensation of Executives

    The table below sets forth information concerning the annual and long-term compensation paid to or earned by the Chief Executive Officer and the four most highly compensated executive officers of the Company who were serving as executive officers on December 31, 2000.

Summary Compensation Table

	Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus(1)		Securities Underlying Options		All Other Compensation
Michael W. Gullion Chairman and Chief Executive Officer	2000 1999 1998	$ $ $	350,000 250,000 250,000	$ $ $	250,000 150,000 150,000	35,000 35,000 70,000	(2)	$ $ $	17,645 15,568 13,687	(3)(4) (3)(4) (3)
Malcolm M. Aslin(6) President and Chief Operating Officer	2000 1999	$ $	225,000 118,750	$ $	100,000 0	25,000 2,500		$ $	16,920 8,537	(3)(4) (5)
Keith E. Bouchey Executive Vice President and Corporate Secretary	2000 1999 1998	$ $ $	156,000 156,000 156,000	$ $ $	0 0 0	0 2,500 25,000	(2)	$ $ $	10,451 9,159 7,162	(3)(4) (3)(4) (3)(4)
Joseph F. Smith(6) Executive Vice President and Chief Technology Officer	2000 1999	$ $	146,422 96,576	$ $	50,000 0	5,000 2,500		$ $	13,464 9,051	(5) (5)
John R. Price Executive Vice President and Credit Administration	2000 1999 1998	$ $ $	125,000 95,000 93,000	$ $ $	20,000 15,000 8,950	2,500 2,500 5,000	(2)	$ $ $	7,975 4,949 4,172	(3)(4) (3)(4) (3)(4)

(1)
Represents amounts earned in fiscal year. Actual cash payment is made in the following fiscal year.

(2)
Original grants were adjusted following a 100% stock dividend in the form of 2-for-1 stock split on May 18, 1998 to prevent diminution or dilution of the awards as provided in the 1996 Equity Compensation Plan.

(3)
Includes contributions to the Company's Employee Stock Ownership Plan, matching contributions under the Company's 401(k) Plan, personal use of Company-owned automobile or an automobile allowance for use of a personally-owned automobile, and country club membership dues.

(4)
Includes imputed income for group term life insurance in excess of $50,000.

(5)
Includes contributions to the Company's Employee Stock Ownership Plan, an automobile allowance for use of a personally-owned automobile, and country club membership dues.

(6)
Mr. Aslin and Mr. Smith became employees of the Company in 1999.

Options Granted and Options Exercised in the Last Fiscal Year

    The following tables set forth certain information concerning options granted during the fiscal year ended December 31, 2000 to the Executive Officers named in the Summary Compensation Table and the number and value of the unexercised options held by such persons on December 31, 2000:

Option Grants in Last Fiscal Year

					Potential Realized Value At Assumed Annual Rates of Stock Price Appreciation For Option Term
		Percent of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted(#)
			Exercise or Base Price ($/Share)
				Expiration Date
Name					5%	10%
Michael W. Gullion	35,000	19.8%	$7.25	3/8/2010	$159,582	$404,412
Malcolm M. Aslin	25,000	14.0%	$7.25	3/8/2010	$113,987	$288,866
Joseph F. Smith	5,000	2.8%	$7.25	3/8/2010	$22,797	$57,773
John R. Price	2,500	1.4%	$7.25	3/8/2010	$11,399	$28,887

Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Underlying Unexercised Options at Fiscal Year-End Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End(1) Exercisable/ Unexercisable
Michael E. Gullion	0	0	105,000 / 105,000	0/0
Malcolm M. Aslin	0	0	500 / 27,000	0/0
Keith E. Bouchey	0	0	35,500 / 17,000	0/0
Joseph F. Smith	0	0	500 / 7,000	0/0
John R. Price	0	0	7,500 / 7,500	0/0

(1)
These values were calculated based on the difference between the exercise price and an assumed common stock value of $5.00, which was the closing price of the Common Stock on the Nasdaq National Market on December 31, 2000.

ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes, elected for terms of three years and until their successors are elected and qualified. Four Class II directors are to be elected at the Annual Meeting. The proxies named in the accompanying proxy intend to vote for the election of Allen D. Petersen, J. Gary Russ, Donald C. McNeill and E. Miles Prentice, III. In the event Messrs. Petersen, Russ, McNeill and Prentice should become unavailable for election, which is not anticipated, the proxies will be voted for such substitute nominee as may be nominated by the Board of Directors. The four nominees for election as Class II directors who receive the greatest number of votes cast for election of directors at the meeting, a quorum being present, shall be elected directors of the Company. Abstentions and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. If no instructions are given on the accompanying proxy, the shares registered thereby will be voted for the nominees listed herein.

    The following summaries set forth information about the nominees to the Board of Directors and those directors who are continuing in office for the respective periods and until their successors are elected and qualified.

Class II—Term Expiring 2004

    Allen D. Petersen, 60, was appointed to the Board of Directors of the Company on July 31, 1997. Mr. Petersen previously served in an advisory capacity to the Board of Directors. For over ten years, Mr. Petersen has been the Chairman and Chief Executive Officer of American Tool Companies located in Hoffman Estates, Illinois.

    J. Gary Russ, 51, was appointed to the Board of Directors of the Company on April 26, 2000. Mr. Russ has served as Chairman of the Board of American Bank in Bradenton, Florida since 1995. For more than five years, Mr. Russ has been the Manager and General Partner of Citrus Groves, Ltd.

    Donald C. McNeill, 49, was appointed to the Board of Directors of the Company on April 26, 2000. Mr. McNeill served as Chairman and Chief Executive Officer of CountryBanc, which was acquired by the Company on March 2, 2000. For sixteen years he served as president, director and principal stockholder of Banc West, Inc. He was also a director of Bank of the West, a wholly-owned subsidiary bank with total assets of approximately $72 million.

    E. Miles Prentice, III, 58, is a partner in the law firm of Eaton & Van Winkle in New York, New York, where he practices international and domestic commercial and financial law with an emphasis upon representation of foreign and domestic corporations, banks and insurance companies in their U.S. and off-short activities. Mr. Prentice is a director of National Life Insurance Company of Vermont, as well as a director of a number of U.S. subsidiaries of foreign corporations. Mr. Prentice has provided a range of legal services to banks in numerous transactional activities including representation on regulatory, litigation, acquisition and bank finance issues. These banks include ABN AMRO Bank, N.V., Allied Irish Banks, plc, ANZ Bank, Bankers Trust Company, Banque Canadian National, Canadian Imperial Bank of Commerce, The Chittenden Bank, Deutsche Bank, Jamaica Savings Bank and Westdeutsche Landesbank. Mr. Prentice is also a director of The Texas League of Professional Baseball clubs.

    The Board of Directors recommends a vote "FOR" the election of Allen D. Petersen, J. Gary Russ, Donald C. McNeill and E. Miles Prentice, III.

Class III—Continuing Term Expiring in 2002

    Michael W. Gullion, 46, has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since its inception and served as the Company's President until February 10, 1999.

    William Randon, 44, was appointed to the Board of Directors on March 6, 2001, upon the retirement of William Wallman. Mr. Randon is Co-CEO of B2B Solutions, LLC a private equity fund focused on e-commerce companies. He is also the Chairman of Pennant Foods, operator of eighty-four Wendy's franchises in Tennessee and California. Formerly, Mr. Randon was Vice-Chairman of Country Banc, and a General Partner at Harvest Partners, a $600 million private equity fund. Mr. Randon also has nine years of banking experience with M&T Bank Corporation, a $29 billion bank holding company in Buffalo, New York, and Bankers Trust Company in New York City.

    William R. Hagman, Jr., 65, has served as a director of the Company since November 12, 1998. In addition to his position as a Director, he also serves as Chairman of the Audit Committee. From May 2000 to the present, Mr. Hagman has served as a director of American Bank, Bradenton, Florida. Since September 1996, Mr. Hagman has also served as an advisory director of The First State Bank and Trust Company. For more than ten years Mr. Hagman served as a director of City National Bank in Pittsburg, Kansas until September 1996. For more than five years, Mr. Hagman has been the President of Hagman Companies, Inc.

Class I—Term Expiring 2003

    William F. Wright, 58, was elected as a director of the Company on May 30, 1996 and also serves as a consultant to the Company. For more than five years Mr. Wright has served as the Chairman of the Board and Chief Executive Officer of AMCON Distributing Company, a wholesale distributor headquartered in Omaha, Nebraska.

    D. Patrick Curran, 56, was appointed to the Board of Directors of the Company on April 26, 2000. Mr. Curran is a Chief Executive Officer-level executive with expertise in restructurings, leverage buyouts, acquisitions, divestitures and international joint venture formation. In 1979, he led the sale of his family's business, Cook Paint and Varnish Co. (ASE), to BASF/Germany, and structured the concurrent LBO of Cook's name and coating assets. As Chairman and CEO of Cook Paint, he entered into a joint venture with Total-Petroleum Corp. (France) to create Cook Composites and Polymers (CCP), where he is also Chairman of the Board. For more than five years, Mr. Curran also served on the Board of Directors for both First Business Bancshares of Kansas City, Inc. and First Business Bank.

    Malcolm M. Aslin, 53, was appointed to the Board of Directors on February 11, 1999. He has served as President and Chief Operating Officer of the Company since February 10, 1999. From October 1995 until February 10, 1999, Mr. Aslin served as (a) Chairman of the Board of Western National Bank and Unison Bancorporation, Inc. in Lenexa, Kansas and (b) Chairman and Managing Director of CompuNet Engineering, L.L.C., an Overland Park, Kansas computer service business the Company acquired in February 1999. From May 1994 until May 1995 Mr. Aslin served as President of Langley Optical Company, Inc., a wholesale optical laboratory located in Lenexa, Kansas. Prior to purchasing Langley Optical Company, Mr. Aslin spent more than 22 years in various positions with UMB Banks and United Missouri Financial Corporation, including President and Chief Operating Officer and Director of United Missouri Bancshares, Inc. and President and Director of UMB's Kansas City bank, United Missouri Bank of Kansas City, N.A.

    William Wallman retired from the Board of Directors on March 6, 2001. Pursuant to the Bylaws, the Board elected William Randon to fill that vacancy and complete the term that expires in 2002. This action was also taken pursuant to an agreement among the existing directors, acting in their capacity as such, and Mr. Paul A. Allen. The agreement also provides: (i) for the nomination and support of the Board's slate of Class II directors for election at this Annual Meeting, (ii) that the size of the Board will not be increased to more than ten members until on or after December 15, 2001, subject to specified exceptions, and (iii) that without prior Board approval, the parties will not, prior to December 3, 2001, participate in or support any offer or proposal to acquire the Company, its securities or assets if such an acquisition would require specified regulatory approvals or filings.

EMPLOYMENT CONTRACTS

    Messrs. Gullion and Bouchey.  Messrs. Gullion and Bouchey (the "Executives") have entered into employment agreements with the Company (each an "Agreement"). The terms of the Agreements are three years (automatically renewed on each anniversary date of the Agreements unless either party gives notice of its intention not to renew) and provide that Mr. Gullion will be the Chairman and Chief Executive Officer and Mr. Bouchey will be Executive Vice President and Corporate Secretary of the Company. Throughout the employment period, each of the Executives will be nominated by the Board of Directors for directorships and the base compensation of the Executives and their opportunity to earn incentive compensation will be at least as great as in existence prior to the effectiveness of the Agreements. An Executive may be terminated for "cause" only (as defined in the Agreement). An Executive may terminate the Agreement for "good reason", which is defined as a material breach of the Agreement by the Company. The death or disability of an Executive automatically terminates the Agreement.

    If the Company terminates an Agreement for cause or an Executive terminates without good reason, neither the Company nor the Executive has any further obligations to the other. If the Company terminates an Executive without cause (as defined in the Agreement), an Executive terminates for good reason (as defined in the Agreement), or a Change in Control (as defined below) of the Company occurs, the Company is obligated to pay the Executive three times the present value of the Executive's long and short-term compensation in place immediately prior to the termination or Change in Control, provided that such benefits cannot exceed an amount that would be subject to federal excise taxes

    A Change in Control of the Company will be deemed to occur upon (a) the hostile replacement of at least the majority of the Board of Directors, (b) a person acquiring 25% or more of the shares or voting power of the stock of the Company, provided such person is not an existing director or Executive or relative of such a person or does not acquire such shares or voting rights pursuant to an agreement to which the Executive is a party, or as a result of the acquisition does not become the largest stockholder of the Company, (c) a merger or sale of substantially all of the assets of the Company or (d) the occurrence of any other event the Board of Directors determines to be a Change in Control.

    Messrs. Aslin and Smith.  Mr. Aslin (an "Executive") has entered into an employment agreement with the Company (an "Agreement"). Mr. Smith (an "Executive") has entered into an employment agreement with CompuNet Engineering, Inc. ("CompuNet"), a wholly owned subsidiary of the Company (an "Agreement"). The terms of the Agreements are until December 31, 2001 (which may be extended by mutual agreement) and provide that Mr. Aslin will serve as the President of the Company and Mr. Smith will serve as the President of CompuNet. Throughout the employment period, Mr. Smith shall also serve as the chief technology officer of the Company. An Executive may be terminated for "cause" (as defined in the Agreement). An Executive or his employer may also terminate the Agreement with 30 days written notice without cause.

    If an Executive or his employer terminates an Agreement with 30 days written notice, neither the employer nor the Executive has any further obligation to the other. If a Change in Control (as defined below) of the Executive's employer occurs during the term of an Agreement, the Executive's employer is obligated to pay the Executive the present value (discounted at a rate of 6%) of the Executive's base salary due until December 31, 2001, provided that such amount cannot exceed an amount that would be subject to federal excise taxes.

    A Change of Control of an Executive's employer will be deemed to occur upon (a) the hostile replacement of at least the majority of the Board of Directors of the Executive's employer or (b) the approval of a plan of liquidation, dissolution or sale of all or substantially all the assets of an Executive's employer.

COMMITTEES OF THE BOARD OF DIRECTORS

    The standing committees of the Board of Directors during 2000 consisted of an Audit Committee, Compensation Committee, Strategic Management Committee and Nominating Committee.

    Audit Committee.  William R. Hagman, Jr., J. Gary Russ and D. Patrick Curran are members of the Company's Audit Committee. The Audit Committee is governed by the Audit Committee Charter adopted by the Board of Directors. A copy of the Audit Committee Charter is included as Appendix A to this Proxy Statement. As set forth in the Audit Committee Charter, the Audit Committee is appointed by the Board of Directors to, among other duties and responsibilities, provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting processes; the system of internal accounting and financial controls; the internal audit function; and the annual independent audit of the Company's financial statements.

    Compensation Committee.  Allen D. Petersen and William F. Wright are members of the Company's Compensation Committee. The Compensation Committee annually reviews and makes recommendations to the Board of Directors regarding compensation arrangements with the executive officers of the Company.

    Strategic Management Committee.  Michael W. Gullion, Malcolm M. Aslin and William F. Wright are members of the Company's Strategic Management Committee. The Strategic Management Committee makes recommendations to the Board of Directors on strategic planning, organizational structure and business development.

    Nominating Committee.  Michael W. Gullion, Malcolm M. Aslin and William F. Wright are members of the Company's Nominating Committee. The Nominating Committee nominates persons as candidates to fill vacancies on the Board of Directors. The Nominating Committee will consider stockholder nominees to the Board of Directors. Stockholders may nominate persons to serve on the Board of Directors by following the procedures set forth in the Company's Amended and Restated Bylaws.

    Revenue Enhancement and Strategic Initiatives Committee.  On March 6, 2001, as part of the Company's continuing strategic planning efforts, the Board established the Company's Revenue Enhancement and Strategic Initiatives Committee consisting of William F. Wright (Chairman), Michael W. Gullion, Malcolm M. Aslin, Donald C. McNeill, William Randon, and Paul H. Allen (as a non-director advisory member). The Revenue Enhancement Committee makes recommendations to Board of Directors regarding operational and strategic issues.

    During the 2000 fiscal year, the Board of Directors met four times, the Audit Committee met three times, the Compensation Committee met one time, the Strategic Management Committee met four times and the Nominating Committee met one time. Each of the directors attended at least seventy-five percent of the meetings of the Board of Directors. Each of the members of the committees of the Board of Directors attended at least seventy-five percent of the meetings of the committees on which they served.

Audit Committee Report

    The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent" as required by applicable listing standards of the Nasdaq Stock Market. The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board on April 26, 2000, a copy of which is attached to this Proxy Statement as Appendix A. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

    In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as currently in effect, and written confirmations from Management with respect to internal audit services provided by the auditors. The Audit Committee has considered whether internal audit and other non-audit services provided by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors' independence.

    The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not financial experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company's auditors are in fact "independent".

    Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

    The Board of Directors, upon recommendation of its Audit Committee, has determined to continue the services of KPMG LLP for the current fiscal year ending December 31, 2001. Such services will include the examination of the financial statements of the Company for the fiscal year ending on such date and other appropriate accounting services. A member of KPMG LLP will attend the annual meeting and will have the opportunity to make a statement if desired. Such member will also be available to respond to appropriate questions of the shareholders.

  Audit Fees

    The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $250,000.

  All Other Fees

    The aggregate fees billed by KPMG LLP for services rendered to the Company, other than the services described in the preceding paragraph for the fiscal year ended December 31, 2000 were $980,352. There were no professional services rendered for information technology services relating to financial information systems design and implementation during 2000.

Committee Members

William R. Hagman, Jr.
J. Gary Russ
D. Patrick Curran

Compensation Committee Interlocks and Insider Participation

    During the fiscal year ended December 31, 2000, there were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Board's Compensation Committee, nor did any current or past officers of the Company serve on the Compensation Committee.

CERTAIN RELATED TRANSACTIONS

    Certain of the officers, directors and principal stockholders of the Company and its subsidiary banks, and members of their immediate families and businesses in which these individuals hold controlling interests, are customers of the Company's banks and it is anticipated such parties will continue to be customers of the banks in the future. Credit transactions with these parties are subject to review by each bank's Board of Directors. All outstanding loans and extensions of credit by the banks to these parties were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not and do not involve more than the normal risk of collectibility or present other features unfavorable to the banks. The aggregate balance of loans and advances under existing lines of credit to these parties was $30.0 million and $19.2 million at December 31, 2000 and 1999, respectively.

    William F. Wright, a director of the Company, is the Chairman of the Board and Chief Executive Officer of AMCON Distribution Company, a publicly-traded company listed on the American Stock Exchange. On October 6, 2000, the Company agreed to purchase 130,000 shares of common stock of AMCON from Mr. Wright, at a price of $5 1/16th per share, for a total cost of $658,125. The purchase price, which was determined by Mr. Gullion, reflected a discount from the quoted market price for AMCON stock. On October 5, 2000, the high, low and closing prices of AMCON stock were all $5 3/16ths. The purchase was consummated on December 19, 2000. The Company acquired the AMCON shares as a long-term investment.

COMMON STOCK PERFORMANCE

    The graph set forth below is based upon information provided by SNL Securities L.C. and compares the yearly percentage change in cumulative stockholder return of the Company's Common Stock since November 19, 1996 (the date the Company completed its initial public offering of Common Stock) against the cumulative return of the NASDAQ Stock (U.S.), the SNL $250—$500 Million Bank Asset-Size Index, the SNL $1 Billion—$5 Billion Bank Asset-Size Index and the SNL All Bank and Thrift Index covering the same time period. As a result of the growth of the Company in 1999 the SNL $1 Billion—$5 Billion Bank Asset-Size Index was added to the performance graph this year to provide a more accurate comparison to the Company's peers. The graph is based on $100 invested on November 19, 1996 in the Company's Common Stock, the NASDAQ Stock (U.S.), the SNL $250—$500 Million Bank Asset-Size Index, the SNL $1 Billion—$5 Billion Bank Asset-Size Index and the SNL All Bank and Thrift Index, each assuming dividend reinvestment. The historical stock price performance shown on this graph is not necessarily indicative of future performance.

Gold Banc Corporation, Inc.

	Period Ending
Index	11/19/96	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00
Gold Banc Corporation, Inc.	100.00	101.48	298.71	365.50	215.31	113.68
NASDAQ - Total US*	100.00	102.53	125.64	177.04	319.84	198.02
SNL All Bank & Thrift Index	100.00	100.50	154.28	163.76	156.67	189.26
SNL $250M-$500M Bank Index	100.00	103.71	179.37	160.63	149.44	143.89
SNL $1B-$5B Bank Index	100.00	106.49	177.59	177.18	162.84	184.78

SNL Securities LC (804) 977-1600

©  2001

*Source:
*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2001. Used with permission. All rights reserved. Crsp.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and executive officers and shareholders holding more than ten percent of the outstanding stock of the Company are required to report their initial ownership of stock and any subsequent change in such ownership to the Securities and Exchange Commission and the Company. The Securities and Exchange Commission has established specific time deadlines for the 16(a) filing requirements. To the Company's knowledge, all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent holders were satisfied during the fiscal year ended December 31, 2000.

OTHER BUSINESS

    As of the date of this proxy statement, management knows of no other matters to be presented at the Annual Meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

PROPOSALS OF SECURITY HOLDERS

    A stockholder proposal may be considered at the Company's 2002 Annual Meeting of Stockholders only if it meets the following requirements set forth in the Company's Amended and Restated Bylaws. First, the stockholder making the proposal must be a stockholder of record on the record date for such meeting, must continue to be a stockholder of record at the time of such meeting, and must be entitled to vote thereat. Second, the stockholder must deliver or cause to be delivered a written notice to the Company's Corporate Secretary. The Secretary of the Company must receive such written notice no later than December 3, 2001; provided, however, that if the date of the 2002 annual meeting is changed by more than 30 days from the date of the 2001 annual meeting, such written notice must be received by the Company's Corporate Secretary a reasonable time prior to the time at which notice of such meeting is delivered to stockholders.

    The notice shall specify: (a) the name and address of the stockholder as they appear on the books of the Company; (b) the class and number of shares of the Company's stock that are beneficially owned by the stockholder; (c) any material interest of the stockholder in the proposed business described in the notice; (d) if such business is a nomination for director, each nomination sought to be made, together with the reasons for each nomination, a description of the qualifications and business or professional experience of each proposed nominee and a statement signed by each nominee indicating his or her willingness to serve if elected, and disclosing the information about him or her that is required by the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder to be disclosed in the proxy materials for the meeting involved if he or she were a nominee of the Company for election as one of its directors; (e) if such business is other than a nomination for director, the nature of the business, the reasons why it is sought to be raised and submitted for a vote of the stockholders and if and why it is deemed by the stockholder to be beneficial to the Company; and (f) if so requested by the Company, all other information that would be required to be filed with the Securities and Exchange Commission (the "SEC") if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act.

    Notwithstanding satisfaction of the above, the proposed business described in the notice may be deemed not properly before the meeting if, pursuant to state law or any rule or regulation of the SEC, it was offered as a stockholder proposal and was omitted, or had it been so offered, it would have been omitted, from the notice of, and proxy materials for the meeting (and any supplement thereto) authorized by the board of directors.

    In the event such notice is timely given and the business described therein not disqualified, such business may be presented by, and only by, the stockholder who shall have given the notice required or a representative of such stockholder who is qualified under the law of the State of Kansas to present the proposal on the stockholder's behalf at the meeting.

    For stockholder proposals to be considered for inclusion in the Company's proxy materials for the 2002 Annual Meeting of Stockholders, the Secretary of the Company must receive such proposals no later than December 3, 2001.

    This proxy statement is accompanied by the Company's 2000 Annual Report including financial statements for the year ended December 31, 2000. Upon written request to the Corporate Secretary of the Company at 11301 Nall Avenue, Leawood, Kansas 66211, by any shareholder whose proxy is solicited hereby, the Company will furnish a copy of its 2000 annual report on Form 10-K, together with financial statements and schedules thereto, without charge to the shareholder requesting same.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      KEITH E. BOUCHEY
                       Corporate Secretary

Dated: April 2, 2001
Leawood, Kansas

Appendix A

Gold Banc Corporation, Inc.
Charter of the Audit Committee of the Board of Directors

I. Audit Committee Purpose

    The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of Gold's financial reports and other financial information provided by Gold to any governmental body or the public;

  •
  Monitor the integrity of Gold's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  •
  Monitor the independence and performance of Gold's independent auditors and internal auditing department.

  •
  Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

  •
  Encourage adherence to, and continuous improvement of Gold's policies, procedures, and practices at all levels.

  •
  Review areas of potential significant financial risk to Gold

  •
  Report to the Board of Directors.

    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at Gold's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors. Members of the Audit Committee shall be considered independent if they have no relationship to Gold that may interfere with the exercise of their independence from management and Gold. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Committee shall have accounting or related financial management expertise with past employment experience in finance or accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

    The following five criteria are used for assessing independence:

  •
  Former Employees: A director being employed by the Corporation or any of its affiliates for the current year or any of the past three years.

  •
  Director Compensation: A director accepting any compensation from the Corporation or any of its affiliates in excess of $60,000 other than compensation for Board service or benefits under a tax-qualified retirement plan or non-discretionary compensation.

  •
  Family Members: A director being a member of the immediate family (which includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home) of an individual who is, or has been in any of the past three years, employed by Gold or any of its affiliates as an executive officer.

  •
  Business Relationships: A director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which Gold made, or from which Gold received, payments that exceed five percent of Gold's or business organization's consolidated gross revenues for that year, or $200,000, whichever is greater, in any of the past three years.

  •
  Cross-Directorships: A director being employed as an executive of another entity where any of Gold's executives serves on that entity's compensation committee.

  The independence criteria may be waived for one director under exceptional and limited circumstances if the Board determines that membership on the Committee by the individual is required by the best interests of Gold and its shareholders, and the Board discloses, in the next annual proxy statement, the nature of the relationships and the reasons for that determination. The director may not be a current employee or family member of a current employee.

    Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

III. Committee Responsibilities and Duties

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and / or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair should communicate with management and the independent auditors quarterly to review the company's financial statements and significant findings based upon the auditors limited review procedures.

IV. Audit Committee Responsibilities and Duties

      Review Procedures

    a.
    Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

    b.
    Review Gold's audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

    c.
    In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of Gold's financial reporting processes and controls including computerized information system controls and security. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses including the status of previous recommendations.

    d.
    Review with financial management and the independent auditors Gold's quarterly financial results and / or the company's quarterly financial statements. Discuss any significant changes to Gold's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors

    e.
    The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the audits and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

    f.
    The Audit Committee shall approve the fees and other significant compensation to be paid to the independent auditors.

    g.
    On an annual basis, the Committee will review and discuss with the independent auditors all significant relationships they have with the company that could impair the auditors' independence.

    h.
    Review the independent auditors engagement letter and audit plan—discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

    i.
    Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to Audit Committees in accordance with AICPA SAS 61. Items to be communicated include (communications may be written or oral):

  •
  The auditor's responsibility under Generally Accepted Auditing Standards (GAAS);

      •
      Significant accounting policies;

      •
      Management judgments and accounting estimates;

      •
      Significant audit adjustments;

      •
      Other information in document containing audited financial statements;

      •
      Disagreements with management including accounting principles, scope of audit, disclosures;

      •
      Consultation with other accountants by management;

      •
      Major issues discussed with management prior to retention; and

      •
      Difficulties encountered in performing the audit.

  j.
  Consider the independent auditors' judgments about the quality and appropriateness of Gold's accounting principles as applied in financial reporting.

    •
    Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used in the preparation of Gold's financial statements.

    •
    Discuss with the independent auditors the clarity of the financial disclosure practices used or proposed by Gold.

    •
    Inquire as to the independent auditors' view about whether management's choices of accounting principles appear reasonable from the perspective of income, assets and liability recognition, and whether those principles are common practices or are minority practices.

Internal Audit Department and Legal Compliance

    The internal audit department reports directly to the Board of Directors through the Audit Committee.

    k.
    Review the budget, plan, and changes in plan, activities, organization structure, and qualifications of the internal audit department, as needed.

    l.
    Review the appointment, performance, and replacement of the Director of Internal Audit.

    m.
    Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

    n.
    On at least an annual basis, reviews with Gold's counsel, any legal matters that could have a significant impact on the organization's financial statements, Gold's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities:

    o.
    Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report is to be included in Gold's annual proxy statement. The report is to state whether the Audit Committee has:

      •
      Reviewed and discussed the audited financial statements with management;

      •
      Discussed with the independent auditors the matters required to be discussed by SAS 61; and

      •
      Received certain disclosures from the auditors regarding their independence as required by the ISB I.

      and then include a statement if based on this review if the Audit Committee recommended to the board to include the audited financial statements in the annual report filed with the SEC.

    p.
    Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

    q.
    Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

    r.
    Perform any other activities consistent with this Charter, Gold's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

Single Source Financial Application Solution

Gold Banc Corporation, Inc

Board of Directors

March 6, 2001

PROXY                                                                         PROXY

GOLD BANC CORPORATION, INC.
This Proxy is Solicited on Behalf of the Board of Directors.

    The undersigned hereby appoints Michael W. Gullion and Malcolm M. Aslin and any one or more of them as a Proxy or Proxies, with the power to appoint their substitutes, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Gold Banc Corporation, Inc. the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 25, 2001, or any adjournment or postponements thereof. This proxy revokes all prior proxies given by the undersigned.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED PREPAID ENVELOPE.

(Continued and to be signed on the reverse side)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
GOLD BANC CORPORATION, INC.

April 25, 2001

- Please Detach and Mail in the Envelope Provided -

A	/x/	Please mark your votes as in this example.
1.	ELECTION OF DIRECTORS.	FOR / /	WITHHOLD / /	Nominees:	Allan D. Petersen J. Gary Russ Don C. McNeill E. Miles Prentice III	2.	In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements, and all matters incident to the conduct thereof.
FOR ALL (Except Nominee(s) written below)
/ / ________________________
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of the nominees for director listed or their substitute in the event that any of them become unavailable for election.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE.

Signature(s)		Dated:	, 2001

SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as name appears on your stock certificate(s). Also enter the date. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or other entity, the full title as such should be given.

QuickLinks

GOLD BANC CORPORATION, INC.
GOLD BANC CORPORATION, INC. 11301 Nall Avenue Leawood, Kansas 66211
CERTAIN BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK
COMPENSATION OF DIRECTORS AND EXECUTIVES
  Compensation of Directors
  Compensation Committee Report on Executive Compensation
  Compensation of Executives
Summary Compensation Table
  Options Granted and Options Exercised in the Last Fiscal Year
Option Grants in Last Fiscal Year
Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
ELECTION OF DIRECTORS
Class II—Term Expiring 2004
Class III—Continuing Term Expiring in 2002
Class I—Term Expiring 2003
EMPLOYMENT CONTRACTS
COMMITTEES OF THE BOARD OF DIRECTORS
  Audit Committee Report
  Compensation Committee Interlocks and Insider Participation
CERTAIN RELATED TRANSACTIONS
COMMON STOCK PERFORMANCE
Gold Banc Corporation, Inc.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
PROPOSALS OF SECURITY HOLDERS
Appendix A Gold Banc Corporation, Inc. Charter of the Audit Committee of the Board of Directors
  I. Audit Committee Purpose
  Independent Auditors